Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2023, relating to the consolidated financial statements of The Gap, Inc. and its subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Gap, Inc. for the fiscal year ended January 28, 2023.
/s/ Deloitte & Touche LLP
San Francisco, California

May 26, 2023